UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 1, 2013, Valero Energy Corporation (“Valero”) completed its previously announced separation of its retail business from its other businesses. Valero completed the separation by way of a pro rata distribution of 80 percent of the outstanding common stock of CST Brands, Inc. (“CST Brands”) to Valero’s stockholders. The common stock of CST Brands is listed for trading on the New York Stock Exchange under the symbol “CST.”

On May 1, 2013, the Valero stockholders of record as of 5:00 p.m. Eastern Time on April 19, 2013 (the “Record Date”) received one share of CST Brands common stock for every nine shares of Valero common stock held as of the Record Date (the “Distribution”). Valero did not issue fractional shares of CST Brands common stock in the Distribution. Fractional shares that Valero stockholders would otherwise have been entitled to receive were aggregated and will be sold in the public market by the CST Brands transfer agent. The aggregate net cash proceeds of these sales will be distributed ratably to the stockholders who would otherwise have been entitled to receive fractional shares. A copy of the press release issued by Valero on May 1, 2013 announcing completion of the Distribution is included with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: May 1, 2013	by:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and General Counsel

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